Exhibit 99.1

PRESS RELEASE

FTAI Aviation Ltd. Reports Fourth Quarter and Full Year 2024 Results, Declares Dividend of $0.30 per Ordinary Share, Announces Agreement to Expand Maintenance Capacity with QuickTurn Europe

NEW YORK, February 26, 2025 (GLOBE NEWSWIRE) – FTAI Aviation Ltd. (NASDAQ: FTAI) (the “Company” or “FTAI”) today reported financial results for the fourth quarter and full year 2024. The Company’s consolidated comparative financial statements and key performance measures are attached as an exhibit to this press release.

Financial Overview

(in thousands, except per share data)
Selected Financial Results	Q4’24
Net Income Attributable to Shareholders	$86,692
Basic Earnings per Ordinary Share	$0.85
Diluted Earnings per Ordinary Share	$0.84
Adjusted EBITDA(1)	$252,015

Fourth Quarter 2024 Dividends

On February 26, 2025, the Company’s Board of Directors (the “Board”) declared a cash dividend on our ordinary shares of $0.30 per share for the quarter ended December 31, 2024, payable on March 24, 2025 to the holders of record on March 14, 2025.

Additionally, on February 26, 2025, the Board declared cash dividends on its Fixed-Rate Reset Series C Cumulative Perpetual Redeemable Preferred Shares (“Series C Preferred Shares”) and Fixed-Rate Reset Series D Cumulative Perpetual Redeemable Preferred Shares (“Series D Preferred Shares”) of $0.51563 and $0.59375 per share, respectively, for the quarter ended December 31, 2024, payable on March 17, 2025 to the holders of record on March 10, 2025.

Business Highlights

•	Continued growth in Aerospace Products, with net income attributable to shareholders of $346 million for fiscal year 2024, up 92% year over year, and Adjusted EBITDA up 138% year over year(1)

•
2025 target adjusted free cash flow(1)(2) of approximately $650 million following significant growth investment undertaken in 2024, coupled with the Strategic Capital Initiative (“SCI”) commencing operations in 2025

•	Expanding Maintenance Capacity with QuickTurn Europe

A subsidiary of FTAI has entered into an agreement to acquire a 50% ownership stake in IAG Engine Center Europe S.r.l. (“IAG Engine Center”), an Italian company operating a 200,000 square-foot CFM56 engine maintenance repair and overhaul facility located at the Rome Fiumicino Airport, forming a joint venture which will be rebranded as Quick Turn Engine Center Europe S.r.l. (“QuickTurn Europe”). Completion of this transaction is expected to add a third owned and managed CFM56 engine shop to the FTAI network, complementing the Company’s existing facilities in Montréal and Miami. This new joint venture is also expected to help address the strong demand from the Company’s global customer base in a key geography.

In total, the joint venture operating at full capacity is expected to add capacity to maintain 450 modules (150 engines) per year, bringing FTAI’s maintenance capacity to 1,800 CFM56 modules (600 engines) and over 600 engine tests annually. The facility’s CFM56 engine test-cell is expected to be fully operational within 24 months and its piece-part repair capabilities are expected to be operational in the second half of 2025.

The transaction is expected to close in the first half of 2025, subject to the satisfaction of certain closing conditions.

“In the last quarter, we delivered outstanding financial performance across the board, and I am pleased to see the continued strength of our Aerospace Products and Aviation Leasing segments,” said Joe Adams, Chairman of the Board and CEO of FTAI. “We significantly expanded our Maintenance, Repair and Exchange capabilities and added financial firepower and flexibility with the successful launch of our Strategic Capital Initiative. Looking ahead to 2025, we are confident in our ability to take advantage of the tremendous market opportunity in our Aerospace Products business and deliver strong returns for our shareholders.”

Outlook

FTAI continues to expect 2025 Adjusted EBITDA of approximately $1.1 to $1.15 billion from its reportable segments, comprised of approximately $500 million from Aviation Leasing and approximately $600 to $650 million from Aerospace Products. 2025 Adjusted EBITDA guidance reflects the following assumptions: (i) an average of 100 modules per quarter produced at the Company’s Montreal facility in fiscal year 2025, (ii) net Aerospace margins in line with or better than those for fiscal year 2024, and (iii) 25 to 35 V2500 engine MRE transactions for fiscal year 2025.

Additionally, FTAI is increasing its 2026 Adjusted EBITDA from its reportable segments from its previously projected $1.25 billion to be approximately $1.4 billion, which reflects expected incremental upside from SCI.

(1)  For definitions and reconciliations of non-GAAP measures, please refer to the exhibit to this press release.
(2)  2025 target adjusted free cash flow is based on management’s current expectations and means target 2025 Adjusted EBITDA excluding gains on sales, including SCI sale proceeds, less estimated equity in SCI and replacement capital expenditures, related interest expense, maintenance capital expenditures, corporate expenses and working capital.

Additional Information

For additional information that management believes to be useful for investors, please refer to the presentation posted on the Investor Center section of the Company’s website, https://www.ftaiaviation.com/, and the Company’s Annual Report on Form 10-K, when available on the Company’s website.

Conference Call

In addition, management will host a conference call on Thursday, February 27, 2025 at 8:00 A.M. Eastern Time. The conference call may be accessed by registering via the following link https://register.vevent.com/register/BId401ec69ff8f491fb21444c5bbd87f54/. Once registered, participants will receive a dial-in and unique pin to access the call.

A simultaneous webcast of the conference call will be available to the public on a listen-only basis at https://www.ftaiaviation.com/. Please allow extra time prior to the call to visit the site and download the necessary software required to listen to the internet broadcast.

A replay of the conference call will be available after 11:30 A.M. on Thursday, February 27, 2025 through 11:30 A.M. on Thursday, March 6, 2025 on https://ir.ftaiaviation.com/news-events/presentations/.

The information contained on, or accessible through, any websites included in this press release is not incorporated by reference into, and should not be considered a part of, this press release.

About FTAI Aviation Ltd.

FTAI owns and maintains commercial jet engines with a focus on CFM56 and V2500 engines. FTAI’s propriety portfolio of products, including the Module Factory and a joint venture to manufacture engine PMA, enables it to provide cost savings and flexibility to our airline, lessor, and maintenance, repair, and operations customer base. Additionally, FTAI owns and leases jet aircraft which often facilitates the acquisition of engines at attractive prices. FTAI invests in aviation assets and aerospace products that generate strong and stable cash flows with the potential for earnings growth and asset appreciation.

Cautionary Note Regarding Forward-Looking Statements

Certain statements in this press release may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including, but not limited to, 2025 target adjusted free cash flow of approximately $650 million, the expected timing of the closing of the acquisition of a 50% stake in IAG Engine Center, FTAI’s anticipated maintenance capacities, and expectations regarding when the Rome facility’s CFM56 engine test-cell and piece-part repair capabilities will be operational, if at all. These statements are based on management's current expectations and beliefs and are subject to a number of trends and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements, many of which are beyond the Company’s control. The Company can give no assurance that its expectations will be attained and such differences may be material. Accordingly, you should not place undue reliance on any forward-looking statements contained in this press release. For a discussion of some of the risks and important factors that could affect such forward-looking statements, see the sections entitled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the Company’s most recent Annual Report on Form 10-K and Quarterly Reports on Form 10-Q, which are available on the Company’s website (www.ftaiaviation.com). In addition, new risks and uncertainties emerge from time to time, and it is not possible for the Company to predict or assess the impact of every factor that may cause its actual results to differ from those contained in any forward-looking statements. Such forward-looking statements speak only as of the date of this press release. The Company expressly disclaims any obligation to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in the Company's expectations with regard thereto or change in events, conditions, or circumstances on which any statement is based. This release shall not constitute an offer to sell or the solicitation of an offer to buy any securities.

For further information, please contact:

Alan Andreini
Investor Relations
FTAI Aviation Ltd.
(646) 734-9414
aandreini@ftaiaviation.com

Media

Tim Lynch / Aaron Palash / Kelly Sullivan
Joele Frank, Wilkinson Brimmer Katcher
(212) 355-4449

Exhibit - Financial Statements
FTAI AVIATION LTD.
CONSOLIDATED STATEMENTS OF OPERATIONS (Unaudited)
(Dollar amounts in thousands, except share and per share data)

	Three Months Ended December 31,		Year Ended December 31,
	2024	2023	2024	2023
Total revenues	$498,819	$312,737	$1,734,901	$1,170,896

Expenses
Cost of sales	257,727	135,223	825,884	502,132
Operating expenses	34,587	28,945	115,861	110,163
General and administrative	3,566	3,430	14,263	13,700
Acquisition and transaction expenses	8,757	4,999	32,296	15,194
Management fees and incentive allocation to affiliate	—	4,900	8,449	18,037
Internalization fee to affiliate	—	—	300,000	—
Depreciation and amortization	54,678	46,478	218,064	169,877
Asset impairment	—	901	962	2,121
Gain on sale of assets, net	(18,705)	—	(18,705)	—
Total expenses	340,610	224,876	1,497,074	831,224

Other income (expense)
Equity in (losses) income of unconsolidated entities	(401)	63	(2,200)	(1,606)
Interest expense	(60,881)	(43,663)	(221,721)	(161,639)
Loss on extinguishment of debt	(3,181)	—	(17,101)	—
Other income	14,319	6,713	17,364	7,590
Total other expense	(50,144)	(36,887)	(223,658)	(155,655)
Income before income taxes	108,065	50,974	14,169	184,017
Provision for (benefit from) income taxes	5,617	(67,386)	5,487	(59,800)
Net income	102,448	118,360	8,682	243,817
Less: Dividends on preferred shares	7,758	8,335	32,763	31,795
Less: Loss on redemption of preferred shares	7,998	—	7,998	—
Net income (loss) attributable to shareholders	$86,692	$110,025	$(32,079)	$212,022

Earnings (loss) per share:
Basic	$0.85	$1.10	$(0.32)	$2.12
Diluted	$0.84	$1.09	$(0.32)	$2.11

Weighted average shares outstanding:
Basic	102,549,890	100,239,011	101,538,835	99,908,214
Diluted	103,603,350	100,853,151	101,538,835	100,425,777

FTAI AVIATION LTD.
CONSOLIDATED BALANCE SHEETS
(Dollar amounts in thousands, except share and per share data)

	December 31,
	2024	2023
Assets
Current Assets
Cash and cash equivalents	$115,116	$90,756
Accounts receivable, net	150,823	115,156
Inventory, net	551,156	316,637
Other current assets	408,923	148,885
Total current assets	1,226,018	671,434
Leasing equipment, net	2,373,730	2,032,413
Property, plant, and equipment, net	107,451	45,175
Investments	19,048	22,722
Intangible assets, net	42,205	50,590
Goodwill	61,070	4,630
Other non-current assets	208,430	137,721
Total assets	$4,037,952	$2,964,685

Liabilities
Current Liabilities
Accounts payable	$69,119	$41,590
Accrued liabilities	96,910	71,317
Current maintenance deposits	62,552	39,455
Current security deposits	18,100	17,735
Other current liabilities	100,565	11,746
Total current liabilities	347,246	181,843
Long-term debt, net	3,440,478	2,517,343
Non-current maintenance deposits	44,179	25,932
Non-current security deposits	26,830	23,330
Other non-current liabilities	97,851	40,354
Total liabilities	$3,956,584	$2,788,802

Commitments and contingencies

Equity
Ordinary shares ($0.01 par value per share; 2,000,000,000 shares authorized; 102,550,975 and 100,245,905 shares issued and outstanding as of December 31, 2024 and 2023, respectively)	$1,026	$1,002
Preferred shares ($0.01 par value per share; 200,000,000 shares authorized; 11,740,000 and 15,920,000 shares issued and outstanding as of December 31, 2024 and 2023, respectively)	117	159
Additional paid in capital	153,328	255,973
Accumulated deficit	(73,103)	(81,785)
Shareholders' equity	81,368	175,349
Non-controlling interest in equity of consolidated subsidiaries	—	534
Total equity	$81,368	$175,883
Total liabilities and equity	$4,037,952	$2,964,685

Key Performance Measures

In addition to net income (loss), the Chief Operating Decision Maker (“CODM”) utilizes Adjusted EBITDA as a key performance measure.

Adjusted EBITDA provides the CODM with the information necessary to assess operational performance, as well as make resource and allocation decisions. Adjusted EBITDA is defined as net income (loss) attributable to shareholders, adjusted (a) to exclude the impact of provision for (benefit from) income taxes, equity-based compensation expense, acquisition and transaction expenses, losses on the modification or extinguishment of debt and preferred shares and capital lease obligations, changes in fair value of non-hedge derivative instruments, asset impairment charges, incentive allocations, depreciation and amortization expense, dividends on preferred shares and interest expense, internalization fee to affiliate, (b) to include the impact of our pro-rata share of Adjusted EBITDA from unconsolidated entities and (c) to exclude the impact of equity in earnings (losses) of unconsolidated entities and the non-controlling share of Adjusted EBITDA, if any.

Reconciliations of forward-looking non-GAAP financial measures to their most directly comparable GAAP financial measures are not included in this press release because the most directly comparable GAAP financial measures are not available on a forward-looking basis without unreasonable effort.

The following table sets forth a reconciliation of net income (loss) attributable to shareholders to Adjusted EBITDA for the three and twelve months ended December 31, 2024 and 2023:

	Three Months Ended December 31,		Year Ended December 31,
(in thousands)	2024	2023	2024	2023
Net income (loss) attributable to shareholders	$86,692	$110,025	$(32,079)	$212,022
Add: Provision for (benefit from) income taxes	5,617	(67,386)	5,487	(59,800)
Add: Equity-based compensation expense	3,428	510	6,006	1,638
Add: Acquisition and transaction expenses	8,757	4,999	32,296	15,194
Add: Losses on the modification or extinguishment of debt and preferred shares and capital lease obligations	11,179	—	25,099	—
Add: Changes in fair value of non-hedge derivative instruments	—	—	—	—
Add: Asset impairment charges	—	901	962	2,121
Add: Incentive allocations	—	4,576	7,456	17,116
Add: Depreciation & amortization expense (1)	67,647	56,557	262,031	213,641
Add: Interest expense and dividends on preferred shares	68,639	51,998	254,484	193,434
Add: Internalization fee to affiliate	—	—	300,000	—
Add: Pro-rata share of Adjusted EBITDA from unconsolidated entities (2)	(345)	214	(1,892)	310
Less: Equity in losses (earnings) of unconsolidated entities	401	(63)	2,200	1,606
Less: Non-controlling share of Adjusted EBITDA	—	—	—	—
Adjusted EBITDA (non-GAAP)	$252,015	$162,331	$862,050	$597,282

(1) Includes the following items for the three months ended December 31, 2024 and 2023: (i) depreciation and amortization expense of $54,678 and $46,478, (ii) lease intangible amortization of $4,117 and $3,801 and (iii) amortization for lease incentives of $8,852 and $6,278, respectively.

Includes the following items for the years ended December 31, 2024 and 2023: (i) depreciation and amortization expense of $218,064 and $169,877, (ii) lease intangible amortization of $15,597 and $15,126 and (iii) amortization for lease incentives of $28,370 and $28,638, respectively.

(2) Includes the following items for the three months ended December 31, 2024 and 2023: (i) net (loss) income of $(401) and $63, (ii) depreciation and amortization expense of $56 and $286 and (iii) acquisition and transaction expense of $0 and $(135), respectively.

Includes the following items for the years ended December 31, 2024 and 2023: (i) net loss of $2,200 and $1,606, (ii) depreciation and amortization expense of $308 and $1,488 and (iii) acquisition and transaction expense of $0 and $428, respectively.

The following table sets forth a reconciliation of net income attributable to shareholders to Adjusted EBITDA for Aerospace Products for the twelve months ended December 31, 2024 and 2023:

	Year Ended December 31,
(in thousands)	2024	2023
Net income attributable to shareholders	$ 346,346	$ 180,177
Add: Provision for (benefit from) income taxes	22,221	(24,440)
Add: Equity-based compensation expense	309	225
Add: Acquisition and transaction expenses	4,906	1,722
Add: Losses on the modification or extinguishment of debt and preferred shares and capital lease obligations	—	—
Add: Changes in fair value of non-hedge derivative instruments	—	—
Add: Asset impairment charges	—	—
Add: Incentive allocations	—	—
Add: Depreciation and amortization expense	6,630	661
Add: Interest expense and dividends on preferred shares	—	—
Add: Pro-rata share of Adjusted EBITDA from unconsolidated entities (1)	(1,769)	206
Less: Equity in losses of unconsolidated entities	1,993	1,458
Less: Non-controlling share of Adjusted EBITDA	—	—
Adjusted EBITDA (non-GAAP)	$ 380,636	$ 160,009

(1) Includes the following items for the years ended December 31, 2024 and 2023: (i) net loss of $1,993 and $1,458 (ii) depreciation and amortization of $224 and $1,236 and (iii) acquisition and transaction expense of $0 and $428, respectively.